Exhibit 99.1

Alpha Star Acquisition Corporation Announces Receipt of Letter from Nasdaq Regarding Failure to Complete Initial Business Combination

New York, NY, December 20, 2024 (PRNewswire) — Alpha Star Acquisition Corporation (Nasdaq: ALSA) (the “Company”) announced that it has received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that (i) the Staff has determined that the Company’s securities will be delisted from The Nasdaq Stock Market; (ii) trading of the Company’s Ordinary Shares, Units, Rights, and Warrants will be suspended at the opening of business on December 23, 2024; and (iii) a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. Pursuant to Nasdaq Listing Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since the Company failed to complete its initial business combination by December 13, 2024, the Company did not comply with IM-5101-2, and its securities are now subject to delisting.

The Company will not appeal Nasdaq’s determination to delist the Company’s securities and accordingly, the Company’s securities will be suspended from trading on Nasdaq at the opening of business on December 23, 2024. The Company intends to apply for the listing of its securities on the OTC market under the same ticker symbols after they are delisted from Nasdaq. The delisting from Nasdaq does not affect the Company’s previously announced business combination with OU XDATA GROUP, a company incorporated in Estonia, as both parties continue to work to effectuate the closing of the business combination. The merged entity will apply for listing of its securities on the Nasdaq Stock Market in connection with the closing of the business combination.

On December 16, 2024, the Company filed a definitive proxy statement for an extraordinary general meeting of shareholders to be held on December 27, 2024, to, among other things, approve amendments to the investment management trust agreement between the Company and Wilmington Trust, N.A. providing the Company with the discretion to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering up to six (6) additional times, each by a period of one month, from December 15, 2024 to June 15, 2025 by depositing into the Trust Account $35,000 for each one-month extension. The Company believes that it is very likely that it will fully exercise such discretion to extend the business combination period. The Company and OU XDATA GROUP are working diligently to complete the business combination as soon as practicable.

The Company will remain a reporting entity under the Securities Exchange Act of 1934, as amended, with respect to continued disclosure of financial and operational information.

About Alpha Star Acquisition Corporation

Alpha Star Acquisition Corporation is a blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contacts:

Zhe Zhang

Chairman and Chief Executive Officer

100 Church Street, 8th Floor, New York, New York

(332) 233-4356

Email: zhangzhe@siftcap.cn